Exhibit 4.5

VOTING RIGHTS AGREEMENT

THIS VOTING RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of this [    ] day of             , 2005, by and among FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC., a Delaware corporation (the “Company”), the stockholders of the Company and holders of options to acquire shares of the capital stock of the Company listed on Schedule A hereto (together with (i) any subsequent stockholders or option holders who become parties hereto (other than Investor) and (ii) any transferees who become subject to the provisions hereof pursuant to Section 4.1, the “Stockholders”) and COMMONWEALTH ADVISORS, INC. (the “Investor”). The Company, the Stockholders and the Investor are individually referred to herein as “Party” and are collectively referred to herein as the “Parties.”

RECITALS:

A. Should the registration statement for the public offering of the Company’s 3% Debentures, due December 30, 2010 (the “Debenture”) become effective and subsequently Investor enter into a Debenture Purchase Agreement (the “Debenture Purchase Agreement”) whereby the Investor purchases $3,000,000.00 of the Debentures, the Parties desire to provide the Investor with the right, among other rights, to appoint certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The Certificate of Incorporation of the Company (the “Charter”) provides that the holders of record of the shares of common stock of the Company $0.0001 par value (“Common Stock”) shall be entitled to elect all five directors of the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1. Voting Agreement.

1.1 Board Composition.

Each Stockholder agrees to vote all of his, her or its shares of voting securities in the Company, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote (together the “Shares”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the Board shall include not less than three individuals designated by the Investor, so long as the Investor or one of its affiliates listed on Schedule B hereto holds at least $2,000,000.00 of the Debentures. Before execution of this Agreement, Investor shall provide the three individuals that it wishes to nominate in Schedule     ;

1.2 Size of the Board.

Each Stockholder agrees to vote all of his, her or its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.

1.3 Removal of Board Members.

Each Stockholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 1.1 of this Agreement may be removed from office other than for cause unless the person(s) or entity(ies) originally entitled to designate or approve such director pursuant to Section 1.1 is no longer so entitled to designate or approve such director; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.1 shall be filled pursuant to the provisions of Section 1.1. All Stockholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

2. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction), (b) a Sale of the Company, and (c) the date upon which Investor and its affiliates hold less than $2,000,000.00 of the Debentures.

3. Specific Enforcement. Each Party acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company, the Stockholders and the Investor shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the United States District Court for the Middle District of Louisiana or in any court of the State of Louisiana having subject matter jurisdiction.

4. Miscellaneous.

4.1 Transfers, Successors and Assigns.

(i) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(ii) Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Adoption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.10. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law.

This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Louisiana, without regard to its principles of conflicts of laws.

4.3 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page or Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.4.

4.6 Amendment.

This Agreement shall not be amended or waived without the written consent of the Investor, the Company, and holders of at least 50 percent of the issued and outstanding shares of stock. The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any Party that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on all Parties, even if they do not execute such consent.

4.7 Severability.

The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.8 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9 Entire Agreement.

This Agreement (including the Exhibits hereto, if any), the Restated Certificate and the other Transaction Agreements (as defined in the Stock Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

4.10 Legend on Share Certificates.

Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING RIGHTS AGREEMENT AND AN INVESTOR RIGHTS AGREEMENT (COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE

COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE VOTING RIGHTS AGREEMENT AND THE INVESTOR RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

4.11 Execution by the Company.

The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the shares of Common Stock and Preferred Stock to bear the legend required by Section 4.10 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the shares of Common Stock and Preferred Stock to bear the legend required by Section 4.10 herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 4.11 shall not affect the validity or enforcement of this Agreement.

4.12 Stock Splits, Stock Dividends, etc.

In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.10.

4.13 Covenants of the Company.

The Company agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Stockholders (assuming conversion of all outstanding convertible securities) in order to protect the rights of the Stockholders against impairment.

4.14 Manner of Voting; Grant of Proxy.

The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. [Each Party hereby grants to the Secretary of the Company, in the event that such Party or Parties fail to vote their Shares as required by this Agreement, a proxy coupled with an interest in all Shares, whether held by an Investor or a Founder, beneficially owned by such Party, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 4.14 is amended to remove such grant of proxy in accordance with Section 4.6 of this Agreement].

4.15 Additional Stockholders.

Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Common Stock after the date hereof, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an Investor for all purposes hereunder.

4.16 Costs of Enforcement.

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

4.17 Additional Stockholders.

In the event that after the date of this Agreement, the Company issues shares of capital stock to any employee, which shares constitute one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall cause such person to execute a counterpart signature page hereto as a Stockholder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder.

4.18 Spousal Consent

If any Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s shares of capital stock that do not otherwise exist by operation of law or the agreement of the parties. If any Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first above written.

FIRST RESPONDER SYSTEMS and TECHNOLOGY INC.

By:
Name:
Title:
Address:

STOCKHOLDERS:

By:
Name:
Title:
Address:

COMMONWEALTH ADVISORS, INC.:

By:
Name:
Title:
Address:

[Signature Page to Voting Agreement]

SCHEDULE A

STOCKHOLDERS

Name and Address	Number of Shares Held

SCHEDULE B

INVESTOR’S AFFILIATES

Name and Address

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [                 , 200    ] (the “Agreement”) by and among the Company and certain of its Stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.1 Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

1.2 Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this [    ] day of [                 , 200  ].

TRANSFEREE

By:
Name and Title
Address:
Fax:

Accepted and Agreed:

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

By:
Title:

EXHIBIT B

CONSENT OF SPOUSE

I, [                    ], spouse of [                    ], acknowledge that I have read the [Amended and Restated] Voting Agreement, dated as of [                 , 200  ], to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	[Name of Key Stockholder’s Spouse, if any]]